                                                                    Exhibit 21.1

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                  SUBSIDIARIES


1.  P.A.M. TRANSPORT, INC.

2.  P.A.M. SPECIAL SERVICES, INC.

3.  T.T.X., INC.

4.  CHOCTAW EXPRESS, INC.

5.  CHOCTAW BROKERAGE, INC.